                                                   Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                                 ---------------
                                   ALCAN INC.

             (Exact Name of Registrant as Specified in its Charter)
              CANADA                                   NOT APPLICABLE
(Jurisdiction of Incorporation)               (IRS Employer Identification No.)
                           1188 Sherbrooke Street West
                        Montreal, Quebec, Canada H3A 3G2
                                  514-848-8000
      (Address of principal executive offices,  including postal code, and telephone number, including area code)

                                 --------------

             William H. Jairrels, Vice President and General Counsel
                           ALCAN ALUMINUM CORPORATION

                                 --------------

                               6060 Parkland Blvd.
                           Cleveland, Ohio, 44124-4185
                                  440-423-6600
        (Name, Address,  including  postal code, and telephone  number, including area code, of agent for service)

                                 --------------

                                   Copies to:

           Roy Millington, Secretary                  Donald R. Crawshaw
                   ALCAN INC.                        SULLIVAN & CROMWELL
          1188 Sherbrooke Street West                  125 Broad Street
        Montreal, Quebec, Canada H3A 3G2        New York, New York 10004-2498
                  514-848-8000                           212-558-4000
                                 --------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of each class of securities     Amount to be         Proposed maximum          Proposed maximum               Amount of
 to be registered                       registered      offering price per unit  Aggregate Offering price(1)    registration fee(1)
------------------------------------- --------------- -------------------------- --------------------------- ----------------------
Common Shares, no par value
  and related Common Share
  Purchase Rights(2)                    5,000,000               N/A                        $193,398,430              $17,792.66
===================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on U.S. $38.679687 per Common Share, the average of the high and low per share prices of the Common Shares of Alcan Inc. reported on the New York Stock Exchange on February 19, 2002.

(2) The related Common Share purchase rights (the "Rights") are to be issued pursuant to the Shareholder Rights Agreement between Alcan Inc. and CIBC Mellon Trust Company, amended and restated as of April 22, 1999, which are attached to all issued and outstanding Common Shares. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Shares and will be transferable along with and only with the Common Shares. The value attributable to the Rights, if any, is reflected in the value of the Common Shares.

                                 --------------

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS THAT RELATES TO 47,917 ALCAN INC. COMMON SHARES THAT WERE PREVIOUSLY REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 2-78568 ON FORM S-3 AND HAVE NOT YET BEEN ISSUED AND SOLD; A FILING FEE WAS PAID WITH RESPECT TO THOSE COMMON SHARES AT THE TIME OF REGISTRATION. SUCH REGISTRATION STATEMENT IS ACCORDINGLY AMENDED TO REFLECT THE INFORMATION CONTAINED HEREIN.

PART I

                                   PROSPECTUS

                        Investment Plans for Shareholders

                           Dividend Reinvestment Plan

                             and Share Purchase Plan

                               for Shareholders of

                                   Alcan Inc.

     We are offering to holders of our Common Shares the right to participate in either or both of the following plans:

Dividend Reinvestment Plan    You may elect to have your cash dividends
                              reinvested in our Common Shares at market value.

Share Purchase Plan           You may purchase our Common Shares directly from
                              us at market value by making a cash payment. Each cash payment must be at least C $100 or U.S. $100.
                              You may not purchase more than C $25,000 or U.S.
                              $15,000 per calendar quarter in the aggregate.


                                 ---------------

Alcan Common Shares are issued at the market price under the Dividend Reinvestment Plan and the Share Purchase Plan. The closing price of our Common Shares on February 22, 2002 on the New York Stock Exchange was U.S. $39.67, and on The Toronto Stock Exchange was C $63.30. Our Common Shares are also traded on the London and Swiss stock exchanges. The symbol for our Common Shares is AL.

                                 ---------------

No securities commission or similar authority in Canada has, in any way, passed upon the merits of the securities offered hereby and any representation to the contrary is an offense.

Neither the Securities and Exchange Commission nor any state securities commission in the U.S.A. has approved or disapproved of the Common Shares to be issued under the Dividend Reinvestment Plan or the Share Purchase Plan. Nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

This document constitutes a prospectus covering securities that have been registered under the United States Securities Act of 1933, as amended. This prospectus relates to 47,917 Common Shares that have been reserved for issue under the Dividend Reinvestment Plan and the Share Purchase Plan. It replaces the prospectus dated July 1, 1995. You should retain this prospectus for future reference.

--------------------------------------------------------------------------------
                 The date of this prospectus is February 25, 2002.

                                    CONTENTS

                                                                                                      Page

       Alcan Inc..............................................................................          3
       The Plans..............................................................................          4
       How Can I Participate?.................................................................          5
       Dividend Reinvestment Plan.............................................................          6
       Share Purchase Plan....................................................................          9
       Tax Consequences.......................................................................         12
       Description of Share Capital...........................................................         14
       Use of Proceeds........................................................................         15
       Legal Matters..........................................................................         15
       Experts................................................................................         15
       Indemnification........................................................................         16
       Where You Can Find More Information....................................................         16


You should rely only on the information contained in this document or that we have referred you to.

We are a canadian corporation. A substantial portion of our assets are located in Canada and elsewhere outside the United States, and many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form S-3, of which this document is a part, and the experts named herein are resident outside the United States, and all or a substantial portion of the assets of our directors and executive officers and the experts named herein are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon our directors and executive officers and the experts named herein and to enforce against them in the United States judgments of courts of the United States predicated upon, among other things, civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon the federal securities laws of the United States. Roy Millington, Corporate Secretary of Alcan Inc., our canadian counsel has, however, advised that the civil liability provisions of the federal securities laws of the United States may be enforced in original actions taken in the province of Quebec against us or any of our directors and executive officers and the experts named herein, but there is substantial doubt as to the enforceability in the province of Quebec of judgments of United States courts obtained in actions predicated upon the federal securities laws of the United States.

                                   ALCAN INC.

We are a Canadian corporation and the parent company of an international group operating in many aspects of the aluminium and speciality packaging businesses.

Our operations include:

o   the mining and processing of bauxite, the basic aluminium ore;

o   the refining of bauxite into alumina;

o   the generation of electricity for use in smelting aluminium;

o   the smelting of aluminium from alumina;

o   the recycling of used and scrap aluminium;

o the fabrication of aluminium, aluminium alloys and non-aluminium materials into semi-finished and finished products;

o the production and conversion of specialty packaging and packaging products for many industries including the food, pharmaceutical, cosmetic, personal care and tobacco sectors;

o the distribution and marketing of aluminium and non-aluminium packaging products; and

o   the production and sale of industrial chemicals.

We have an expansive network of operations in 38 countries with 52,000 dedicated employees, a global customer base, innovative products and advanced technologies.

We were incorporated on June 3, 1902 under the laws of Canada for an unlimited duration. Our principal executive offices are located at :

1188 Sherbrooke Street West
Montreal, Quebec, Canada H3A 3G2
Telephone number (514) 848 8000

                                    THE PLANS

This prospectus contains important information you should know before electing to participate in either the Dividend Reinvestment Plan, which we sometimes refer to as the DRP, or the Share Purchase Plan, which we sometimes refer to as the SPP. To fully understand each plan, we urge you to review carefully this document and the other documents to which we refer you.

What are the advantages of enrolling in the DRP or SPP?

The DRP and the SPP enable you to acquire newly issued Common Shares without payment of brokerage commissions or service charges. In addition, the DRP provides a means for you to apply your dividends to the acquisition of Common Shares. The tax consequences for you under the DRP and the SPP are summarized commencing on page 12.

What is the Dividend Reinvestment Plan?

The DRP provides you with an opportunity to reinvest the cash dividends you are entitled to receive on your Common Shares. You may elect to receive the dividends on some or all of your Common Shares in the form of additional Common Shares instead of in cash. The number of Common Shares you receive is based on the market value of the average of the closing prices of the Common Shares during the last five trading days prior to the dividend payment date and is reduced in respect of any applicable withholding tax. For more information, see "Dividend Reinvestment Plan", beginning on page 6.

What is the Share Purchase Plan?

The SPP provides you with an opportunity to purchase Common Shares directly from us at market value. You may make purchases at any time and from time to time by making cash payments of not less than C$100 or U.S.$100 at a time and not more than C$25,000 or U.S.$15,000 in the aggregate per calendar quarter.

Who can participate?

You may participate in either or both the DRP and the SPP if:

o you own Common Shares that are recorded in your own name as registered in our records;

o you own Common Shares through an account with an investment dealer, such as a broker, bank or trust company, and you contact your investment dealer and require the investment dealer to transfer one or more Common Shares into your name in our records;

o you hold your Common Shares in a segregated registered account with an investment dealer, such as a Registered Retirement Savings Plan in Canada or a 401(k) investment plan in the United States, and you contact your investment dealer and, in the case of the DRP, request that some or all of your Common Shares be enrolled in the DRP, or in the case of the SPP, request that the investment dealer provide us with a certification indicating that the initial payment is being made on behalf of a person who holds at least one of our Common Shares in an account with the investment dealer.

                             HOW CAN I PARTICIPATE?

YOU MAY PARTICIPATE IN EITHER OR BOTH OF THE PLANS IF YOU OWN ONE OR MORE OF OUR COMMON SHARES.

How can I participate if my Common Shares are recorded in my own name in Alcan's records?

If your Common Shares are recorded in your own name, to participate in the DRP or SPP you must complete the form accompanying this prospectus as described below. A pre-addressed envelope for returning completed forms is enclosed.

To participate in the DRP, please return the form to CIBC Mellon Trust Company, our registrar and transfer agent, which we refer to as CIBC Mellon, after completing Sections A, B and D.

To participate in the SPP, please return the form to CIBC Mellon after completing Sections A, C and D, together with a cheque or money order made payable to "CIBC Mellon Trust Company". The cheque or money order must be in Canadian Dollars if your registered address is in Canada or in U.S. Dollars if your registered address is outside Canada.

All completed forms (together with a cheque or money order for participation in the SPP) should be addressed as follows:

   If delivered by hand or courier, to:   CIBC Mellon Trust Company
                                          320 Bay Street
                                          3rd Floor
                                          Toronto, Ontario, Canada
                                          M5H 4A6

   If mailed, to:                         CIBC Mellon Trust Company
                                          P.O. Box 7010
                                          Adelaide Street Postal Station
                                          Toronto, Ontario, Canada
                                          M5C 2W9


How can I participate if my Common Shares are held through an account with an investment dealer?

If your Common Shares are owned through an account with an investment dealer, to participate in the DRP or SPP you must contact your investment dealer and require the investment dealer to transfer one or more Common Shares into your name.

If you hold your Common Shares in a segregated registered account with an investment dealer, such as a Registered Retirement Savings Plan in Canada or a 401(k) investment plan in the United States, to participate in the DRP or SPP you must contact your investment dealer and, in the case of the DRP, request that some or all of your Common Shares be enrolled in the DRP, or in the case of the SPP, request that the investment dealer provide CIBC Mellon with a certification indicating that the initial payment is being made on behalf of a person who holds at least one of our Common Shares in an account with the investment dealer.

Where can I obtain additional forms or more information?

Additional forms and other information about the plans may be obtained from CIBC Mellon at the above addresses or by telephoning (416) 643-5500 or toll free throughout North America 1-800-387-0825.

                           DIVIDEND REINVESTMENT PLAN

OVERVIEW

We are offering to holders of our Common Shares the right to participate in the Dividend Reinvestment Plan. We sometimes refer to the Dividend Reinvestment Plan as the DRP. If you elect to participate in the DRP, you can elect to receive the dividends on some or all of the Common Shares you own in an amount of newly-issued Common Shares equal to the market value of the average of the closing prices of Common Shares during the last five trading days prior to the dividend payment date, less any applicable withholding tax, instead of in cash. You may elect to participate in the DRP by meeting the eligibility requirements below and by following the instructions in the section "How can I participate?" beginning on p. 5.

ELIGIBILITY

To be eligible to participate in the DRP, you must have in general Common Shares registered in your own name on our records. It may be the case that you hold your Common Shares in "street name", which means that your Common Shares are held in a nominee account with an investment dealer such as a broker, a bank or a trust company. If you hold your Common Shares in street name, you must transfer shares into your own name on our records to be eligible to participate in the DRP or make other arrangements with your investment dealer for your participation.

PARTICIPATION

You may reinvest cash dividends, less any applicable withholding tax, paid on all or a portion of your Common Shares in newly-issued Common Shares. For example, if you own 125 Common Shares, you may decide to participate in the DRP with respect to 70 Common Shares only and to continue to receive cash dividends on the remaining 55 Common Shares in the usual manner.

Your participation commences on the first dividend record date following receipt by CIBC Mellon of the duly completed form enclosed with this prospectus. The dividend record date is the date set by the Board of Directors as the date for determining the shareholders of record that are entitled to receive a dividend on Common Shares. The dividend record date is usually on or about the 20th day of February, May, August and November of each year.

Once you are enrolled in the DRP, your participation will continue automatically unless and until you terminate your participation in the manner described under "Termination of Participation" below. Following the initial dividend record date, you will receive dividends in the form of newly-issued Common Shares on both the Common Shares you elected to include in the DRP and on the Common Shares you received as dividends on any prior dividend record date. In other words, dividends on Common Shares acquired under the DRP (including fractions of Common Shares), less any applicable withholding tax, will be reinvested in further newly-issued Common Shares (including fractions) together with the dividends on the Common Shares initially elected for participation in the DRP. Dividends, whether in the form of cash or newly-issued Common Shares, are paid or issued on the dividend payment date following the applicable dividend record date, which is usually on or about the 20th of March, June, September and December of each year.

CHANGE OF ELECTION

To change a DRP election already made, please write to CIBC Mellon giving details of the change desired. Any written notification received by CIBC Mellon prior to a dividend record date will be effective on the next subsequent dividend payment date.

DETERMINATION OF MARKET VALUE AND THE NUMBER OF COMMON SHARES YOU WILL RECEIVE

For each Common Share you elect to include in the DRP, you will receive the number of newly-issued Common Shares equal to the aggregate cash dividend (less any applicable withholding tax) you would otherwise receive divided by the market value of each Common Share on the dividend payment date. The market value is the average of the closing sale prices for board lots for our Common Shares on The Toronto Stock Exchange and for round lots for our Common Shares as reported on the New York Stock Exchange - Consolidated Trading on each day during the last five trading days on each exchange prior to the relevant dividend payment date.

If your registered address is in Canada, the market value is expressed in Canadian dollars and if your registered address is outside of Canada, the market value is expressed in U.S. dollars. If one of the stock exchanges is closed for trading during these five trading days, different days will be used to calculate the market value. Currency conversions will be made at the Bank of Canada noon rates of exchange on each trading day.

Your account will be credited, as of each dividend payment date, with the number of newly-issued Common Shares, including, if applicable, fractions of Common Shares calculated to three decimal places, to which you become entitled.

STATEMENTS OF ACCOUNT

CIBC Mellon, on our behalf, will maintain an account for you in respect of your Common Shares subject to the DRP and will mail a statement of account to you at the end of each month in which a dividend payment date occurs. This statement will record the cash dividends payable on the Common Shares subject to the DRP, the taxes withheld, if applicable, the number of newly-issued Common Shares (calculated to three decimal places) resulting from reinvestment of the net cash dividends payable, the market price per Common Share and the new total number of Common Shares (calculated to three decimal places) credited to your account under the DRP. These statements should be retained for tax purposes.

CERTIFICATES REPRESENTING YOUR COMMON SHARES

You may at any time obtain a certificate for any number of whole Common Shares in your DRP account that are not already represented by an outstanding certificate, by written request to CIBC Mellon.

VOTING OF YOUR COMMON SHARES

You may vote each of the whole Common Shares credited to your account under the DRP, in person or by proxy, at any meeting of shareholders. A fractional Common Share does not carry any right to vote.

SALE OR OTHER TRANSFER OF SHARES

In order to sell or otherwise transfer Common Shares credited to your account under the DRP, you must obtain from CIBC Mellon a certificate representing your Common Shares. A certificate will only be issued for a whole number of Common Shares -- see "Certificates representing your Common Shares" above. We will not recognize a pledge of, or other encumbrance against, the Common Shares credited to an account under the DRP for which a certificate has not been issued.

If you transfer a portion of the Common Shares registered in your name, through a sale or otherwise, such transfer will be deemed, in the absence of written instructions to CIBC Mellon to the contrary, to have been made first out of the Common Shares, if any, that are not subject to the DRP.

TERMINATION OF PARTICIPATION

You may, at any time by written notice to CIBC Mellon, terminate participation as to all or a portion of your Common Shares subject to the DRP. Any subsequent dividends payable on the Common Shares you withdraw will be paid to you in cash. Participation in the DRP will terminate automatically upon receipt by CIBC Mellon of written notice of your death.

Upon termination, a certificate for the appropriate number of whole Common Shares will be issued and mailed together with a cheque for the proceeds of sale of any fraction of a Common Share. If the notice is received after a dividend record date, the termination is effective only after the related dividend payment date. In other words, the notice of termination must be received by CIBC Mellon prior to a dividend record date to be effective on the related dividend payment date.

NOTICES

Notices and other communications provided to participants in the DRP will be mailed to you at your address as shown in the records of CIBC Mellon.

ADMINISTRATION AND COSTS

CIBC Mellon will administer the DRP. We will pay all administrative costs related to the DRP.

OUR RESPONSIBILITY WITH RESPECT TO THE DRP

We are not liable under the DRP for any good faith act or omission, including, without limitation, any claim of liability with respect to any form, notice or other writing sent to CIBC Mellon, or with respect to the calculation of the market value of Common Shares on the dividend payment date and the number of new Common Shares issued under the DRP.

AMENDMENT, SUSPENSION OR TERMINATION OF THE DRP

We have the right to amend, suspend or terminate the DRP at any time. However, any such action will not have retroactive effect with respect to cash dividends reinvested prior to the date of amendment, suspension or termination. Written notice of any amendment, suspension or termination affecting the DRP will be sent to each participant in the DRP. If the DRP is terminated by us, a certificate for the appropriate number of whole Common Shares will be issued and mailed to you together with a cheque for the proceeds of sale of any fraction of a Common Share.

NO RIGHT TO RECEIVE DIVIDENDS

Our Board of Directors may declare dividends on Common Shares entirely at its discretion and in accordance with applicable law. Your participation in the DRP does not entitle you to any dividend payment except to the extent a dividend is declared by the Board of Directors.

                              SHARE PURCHASE PLAN

OVERVIEW

We are offering holders of our Common Shares the right to participate in the Share Purchase Plan. We sometimes refer to the Share Purchase Plan as the SPP. Under the SPP, you may purchase our Common Shares directly from us at market value by making a cash payment, at any time and from time to time. Each cash payment must be at least C $100 or U.S. $100. You may not purchase more than C $25,000 or U.S. $15,000 per calendar quarter in the aggregate. You may elect to participate in the SPP by meeting the eligibility requirements below and by following the instructions in the section "How can I participate?" beginning on
p. 5.

ELIGIBILITY

To be eligible to participate in the SPP, you must have at least one Common Share registered in your own name on our records. It may be the case that you hold your Common Shares in "street name", which means that your Common Shares are held in a nominee account with an investment dealer such as a broker, a bank or a trust company. If you hold your Common Shares in street name, you must transfer one or more shares into your own name on our records to be eligible to participate in the SPP or make other arrangements with your investment dealer.

PARTICIPATION

You may make payments to CIBC Mellon for our account, at any time and from time to time, each of not less than C $100 or U.S. $100 but not more than C $25,000 or U.S. $15,000 per calendar quarter in the aggregate, to purchase newly-issued Common Shares directly from us. We may revise these amounts from time to time at our discretion.

If your registered address is in Canada, your payments should be made in Canadian dollars. If your registered address is outside of Canada, your payments should be made in U.S. dollars.

The Common Shares you purchase will be credited to your account as of an investment date. Generally, the investment dates are the 15th day of each month or, if the 15th day is a public holiday in Canada, the next business day. Payments received after an investment date will be held for the purchase of Common Shares on the next investment date, unless the form has been marked in the box provided for that purpose to indicate that the payment should be returned. The payment will also be returned on written request received by CIBC Mellon prior to investment on an investment date. No interest will be paid on cash payments held until the next investment date nor on payments returned by CIBC Mellon.

You are not obligated to make or continue to make purchases under the SPP. The amounts of your purchases may vary within the limits set out above.

DETERMINATION OF MARKET VALUE AND THE NUMBER OF COMMON SHARES YOU WILL RECEIVE

You are entitled to receive on any investment date the number of newly-issued Common Shares equal to the amount of any payment received by CIBC Mellon prior to the investment date that has not been used to purchase Common Shares or returned to you divided by the market value of each Common Share on the investment date. The market value is the average of the closing sale prices for board lots for our Common Shares on The Toronto Stock Exchange and for round lots for our Common Shares as reported on the New York Stock Exchange -- Consolidated Trading on each day during the last five trading days on each exchange prior to the relevant investment date.

If your registered address is in Canada, the market value is expressed in Canadian dollars and if your registered address is outside of Canada, the market value is expressed in U.S. dollars. If one of the stock exchanges is closed for trading during these five trading days, different days will be used to calculate the market value. Currency conversions will be made at the Bank of Canada noon rates of exchange on each trading day.

Your account will be credited, as of each investment date, with the number of newly-issued Common Shares, including, if applicable, fractions of Common Shares calculated to three decimal places, to which you become entitled.

DIVIDENDS

Dividends on Common Shares purchased under the SPP (including fractions of Common Shares), less any applicable withholding tax, will be paid in cash in the usual manner. However, if you are also enrolled in the DRP, CIBC Mellon will apply dividends payable on Common Shares purchased under the SPP towards the purchase of new Common Shares under the DRP.

STATEMENTS OF ACCOUNT

CIBC Mellon, on our behalf, will maintain an account for you in respect of your Common Shares purchased under the SPP and will mail a statement of account to you at the end of each month in which a transaction occurs. This statement will record cash payment(s) received by CIBC Mellon from you under the SPP, the number of newly-issued Common Shares (including fractions) purchased therewith, the purchase price per Common Share and the total number of Common Shares (including fractions) credited to your account under the SPP. These statements should be retained for tax purposes.

A form will be sent with each statement of account to enable the participant to make further purchases under the SPP.

CERTIFICATES REPRESENTING YOUR COMMON SHARES

You may at any time obtain a certificate for any number of whole Common Shares in your SPP account that are not already represented by an outstanding certificate, by written request to CIBC Mellon.

VOTING OF YOUR COMMON SHARES

You may vote each of the whole Common Shares credited to your account under the SPP, in person or by proxy, at any meeting of shareholders. A fractional Common Share does not carry any right to vote.

SALE OR OTHER TRANSFER OF SHARES

In order to sell or otherwise transfer Common Shares credited to your account under the SPP, you must obtain from CIBC Mellon a certificate representing your Common Shares. A certificate will only be issued for a whole number of Common Shares -- see "Certificates representing your Common Shares" above. We will not recognize a pledge of, or other encumbrance against, the Common Shares credited to an account under the SPP for which a certificate has not been issued.

TERMINATION OF PARTICIPATION

You may, at any time by written notice to CIBC Mellon, terminate participation in the SPP. Participation in the SPP will terminate automatically upon receipt by CIBC Mellon of written notice of the death of a participant.

Upon termination, a certificate for the appropriate number of whole Common Shares will be issued and mailed together with cheque(s) for the proceeds of sale of any fraction of a Common Share and for any uninvested payment.

NOTICES

Notices and other communications provided to participants in the SPP will be mailed to you at your address as shown in our records.

ADMINISTRATION AND COSTS

CIBC Mellon will administer the SPP. We will pay all administrative costs related to the SPP.

OUR RESPONSIBILITY UNDER THE SPP

We are not liable under the SPP for any good faith act or omission, including, without limitation, any claim of liability with respect to any form, notice or other writing sent to CIBC Mellon, or with respect to the calculation of the market value of Common Shares on the investment date and the number of new Common Shares issued under the SPP.

AMENDMENT, SUSPENSION OR TERMINATION OF THE SPP

We have the right to amend, suspend or terminate the SPP at any time. However, any such action shall not have retroactive effect with respect to Common Shares already purchased prior to the date of amendment, suspension or termination. Written notice of any amendment, suspension or termination affecting the SPP will be sent to each participant in the SPP. If the SPP is terminated by us, a certificate for the appropriate number of whole Common Shares will be issued and mailed to you together with cheque(s) for the proceeds of sale of any fraction of a Common Share and for any uninvested payment.

                                TAX CONSEQUENCES

The following summary of the material Canadian and United States Federal income and estate tax consequences to participants in the DRP or SPP is intended for general information only, and is not tax advice. You are urged to consult with a tax advisor regarding the tax consequences to you of participation in either or both of the DRP or SPP, including the Canadian and United States federal, state and local tax consequences of participation, as well as the tax consequences of subsequent disposition of Common Shares acquired pursuant to either or both of the DRP or SPP. In some countries, certain transactions may require foreign exchange approval.

CANADA

Canadian Shareholders will be treated as having received a cash dividend equal to the amount applied to purchase newly-issued Common Shares under the DRP. Individual shareholders and trusts taxable as individuals will include in income such dividends grossed up for the purpose of income calculation and will be entitled to a tax credit. Public corporations will not be subject to tax in respect of such dividend. Special rules apply to other types of corporations.

For purposes of calculating a capital gain or loss, the adjusted cost base of the Common Shares purchased under either the DRP or the SPP will equal the amount paid therefor. The cost of these Common Shares will be averaged with the adjusted cost base of all other Common Shares acquired by the shareholder after 1971. If the shareholder holds Common Shares considered for tax purposes to have been acquired prior to 1972 and Common Shares acquired since 1971, the shareholder is deemed to have first disposed of the Common Shares acquired prior to 1972. Upon disposition of any Common Shares, including fractions, the shareholder will include in income one-half of the excess of the proceeds of disposition over the adjusted cost base thereof.

For minimum tax purposes, the four fifths of net capital gains are to be included in computing adjusted taxable income.

UNITED STATES

GENERAL

The following discussion summarizes both the material United States federal income tax consequences and the Canadian withholding tax consequences to you as a participant in either or both of the DRP if you are a beneficial owner of Common Shares that is:

     o   a citizen or resident of the United States,

     o   a domestic corporation,

     o an estate the income of which is subject to United States federal income tax, regardless of its source, or

     o a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

This summary applies to you only if you hold your Common Shares as capital assets. This summary does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers, traders in securities that elect to mark to market, banks, regulated investment companies, tax-exempt organizations, certain insurance companies, persons liable for the alternative minimum tax, persons that hold securities that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the United States dollar) may be subject to special treatment under the federal income tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. You are advised to consult your own tax advisor with respect to your particular circumstances and with respect to the effects of United States federal, state, local or other laws to which you may be subject.

DIVIDEND REINVESTMENT PLAN

A dividend received by you will be subject to United States federal income tax and may also be subject to state and local taxation. In addition, a dividend received pursuant to the DRP by a Shareholder residing in the United States will generally be subject to a 15% Canadian withholding tax. Subject to certain limitations, you may credit the Canadian withholding tax against your United States federal income tax liability or, if you elect not to credit any foreign taxes in the taxable year that that withholding tax is paid, you may deduct that tax from your United States federal gross income.

For United States federal income tax purposes, you must include in gross income a distribution equal to the fair market value on that date of the shares credited to your account plus the amount of the Canadian withholding tax. The market value of a share on any day will be the average of the closing sale prices for board lots of the Common Shares on the Toronto Stock Exchange and for round lots of the Common Shares as reported on the New York Stock Exchange -- Consolidated Trading during the last five trading days prior to the relevant dividend payment date. As described in "Dividend Reinvestment Plan -- Determination of market value and the number of Common Shares you will receive", beginning on page 7, the number of Common Shares to be credited may be based on a value different from the market value of a Common Share on the dividend payment date. The United States dollar value of the Canadian withholding tax of 15% of the cash dividend that you would have received in the absence of an election to reinvest in newly-issued Common Shares will be determined by using the currency exchange rate on the dividend payment date.

Distributions with respect to your Common Shares will be treated as ordinary dividend income to the extent of your share of current or accumulated earnings and profits as determined for United States federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under the Internal Revenue Code. The amount of any distribution in excess of your share of current and accumulated earnings and profits will first be applied to reduce your tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your Common Shares.

You will recognize gain or loss upon sale or exchange of a share received pursuant to the DRP, including the sale of any fractional Common Share upon termination of participation in the DRP. The amount of gain or loss will be the difference between the amount received for the Common Share and its tax basis. The tax basis of the Common Share will be its market value on the dividend payment date. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Common Share was held for more than one year. The holding period for a Common Share acquired pursuant to the DRP will begin on the day following the dividend payment date.

You will not realize any taxable income upon receipt of certificates for whole shares credited to your account, either upon your request for one or more certificates for certain of those Common Shares or upon termination of your participation in the plan.

WITHHOLDING

Information reporting to the IRS by us or paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to United States persons. In addition, under the backup withholding rules, you may be subject to backup withholding with respect to dividends paid unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact, or (b) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. A United States shareholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and may be credited against your regular federal income tax liability.

OTHER COUNTRIES

Dividends applied under the DRP to the purchase of newly-issued Common Shares for shareholders residing in countries having tax treaties with Canada are, generally speaking, subject to a 15% Canadian withholding tax. Dividends so applied for shareholders resident in other countries are subject to a 25% Canadian withholding tax.

                          DESCRIPTION OF SHARE CAPITAL

SECURITIES PRESENTLY ISSUED BY US


                                                                                Authorized     Outstanding*
    Common Shares                                                               unlimited      320,927,999

    Preference Shares, issuable in series, of which the following
    series are outstanding:                                                     unlimited
      Floating Rate Cumulative Redeemable Preference Shares, Series C, 1984     4,200,000      4,200,000
      Floating Rate Cumulative Redeemable Preference Shares, Series C, 1985     1,500,000      1,500,000
      Cumulative Redeemable Preference Shares, Series E                         3,000,000      3,000,000

* As at January 31, 2002.

AUTHORISED CAPITAL

We may issue an unlimited number of additional Common Shares and preference shares from time to time upon approval by our Board of Directors for such consideration as the Board of Directors deems appropriate, without the need of further shareholder authorisation. However, the Board of Directors is not allowed to create or issue any series of preference shares with voting rights, other than voting rights arising only in the event of non-payment of dividends, without the consent of our shareholders, given by way of special resolution. The terms of any preference shares, including dividend rates, conversion and voting rights, if any, redemption prices and similar matters will be determined by the Board of Directors prior to issuance.

SUMMARY OF CERTAIN PROVISIONS OF THE PREFERENCE SHARES

We currently have the following preference shares outstanding: Floating Rate Cumulative Redeemable Preference Shares Series C, 1984 and 1985 and Cumulative Redeemable Preference Shares Series E. The holders of each class of preference share will be entitled to receive cumulative cash dividends at the following rates:

     Series C, 1984 and 1985: quarterly dividends in an amount determined by applying to C$ 25 per share 25% of the greater of (1) 72% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods, and (2) the lesser of 7.5% and the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

     Series E: quarterly dividends in an amount determined by applying to C$ 25 per share 25% of 75% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

The holders of preference shares are not entitled to vote at meetings of shareholders unless we fail to pay six quarterly dividends on such preference shares. Thereafter, so long as such dividends remain in arrears, the holders will be entitled, voting separately as a class, to elect two members of the Board of Directors.

In the event that we liquidate, dissolve or wind up or distribute our assets among shareholders for the purpose of winding up our affairs, the holders of the preference shares will be entitled to receive, in preference to holders of the Common Shares, the sum of C$ 25 per preference share for Series C and E plus all accrued and unpaid dividends. Additionally, if such distribution is voluntary, an additional amount equal to the premium, if any, will be payable on redemption.

The preference shares are redeemable at our option at C$ 25 per preference share plus all accrued and unpaid dividends.

Unless all dividends then payable on the preference shares have been declared and paid or set apart for payment, we will not (1) pay any dividends, other than stock dividends, or make any distributions on any shares ranking junior to the preference shares with respect to the payment of dividends or return of capital,
(2) retire for value any shares ranking junior to the preference shares with respect to payment of dividends or return of capital, or (3) except in connection with the exercise of a retraction privilege, retire less than all of a series of preference shares.

SUMMARY OF CERTAIN PROVISIONS OF THE COMMON SHARES

Attributes

The Common Shares are subject to the rights of the holders of the preference shares, as described above, and of any other preferred securities issued in the future.

The holders of Common Shares are entitled to one vote per Common Share at all meetings of Shareholders, to participate rateably in any dividends which may be declared on Common Shares by our Board of Directors and, in the event of our liquidation, dissolution or winding-up or other distribution of our assets or property, to a pro rata share of our assets after payment of all liabilities and obligations. The Common Shares have no pre-emptive, redemption or conversion rights.

The provisions of the Canada Business Corporation Act ("CBCA") require that the amendment of certain rights of holders of any class of shares, including the Common Shares, must be approved by not less than two-thirds of the votes cast by the holders of such shares. A quorum for any meeting of the holders of Common Shares is 40% of the Common Shares then outstanding. Therefore, it is possible for the rights of the holders of Common Shares to be changed other than by the affirmative vote of the holders of the majority of the outstanding Common Shares. In circumstances where certain rights of holders of Common Shares may be amended, however, holders of Common Shares will have the right, under the Canada Business Corporation Act, to dissent from such amendment and require us to pay them the then fair value of their Common Shares.

Shareholders are also entitled to rights and privileges under the shareholder rights plan summarized below.

Shareholder Rights Plan

In 1990, Shareholders approved a plan whereby each Common Share of Alcan carries one right to purchase additional Common Shares. The plan, with certain amendments, was reconfirmed at the 1995 Annual Meeting and further amendments were approved at the 1999 Annual Meeting. The terms of the plan are contained in the Shareholder Rights Agreement made as of December 14, 1989 between us and CIBC Mellon, as amended, a copy of the plan is attached as Schedule B of the Management Proxy Circular filed as Exhibit 99 to our Annual Report on Form 10-K for the year ended December 31, 1998. The rights under the plan are not currently exercisable but may become so upon the acquisition by a person or group of affiliated or associated persons ("Acquiring Person") of beneficial ownership of 20% or more of Alcan's outstanding voting shares or upon the commencement of a take-over bid. Holders of rights, with the exception of an Acquiring Person, in such circumstances will be entitled to purchase from us, upon payment of the exercise price (currently U.S.$100.00), such number of additional Common Shares as can be purchased for twice the exercise price based on the market value of Alcan's Common Shares at the time the rights become exercisable.

The plan has a permitted bid feature which allows a take-over bid to proceed without the rights under the plan becoming exercisable, provided that it meets certain minimum specified standards of fairness and disclosure, even if the Board does not support the bid.

The plan expires in 2008, subject to re-confirmation at the Annual Meeting of Shareholders in 2002 and 2005, but may be redeemed earlier by the Board, with the prior consent of the holders of rights or Common Shares, for U.S.$0.01 per right. In addition, should a person or group of persons acquire outstanding voting shares pursuant to a permitted bid or a share acquisition in respect of which the Board has waived the application of the plan, the Board shall be deemed to have elected to redeem the rights at U.S.$0.01 per right.

                                 USE OF PROCEEDS

The net proceeds we receive from the issuance of Common Shares under the plans will be added to our general funds and made available for general corporate purposes, including capital expenditures and working capital requirements.

                                  LEGAL MATTERS

The validity of the Common Shares offered through this prospectus and the Plans herein described has been passed upon by Roy Millington, Alcan lawyer.

                                     EXPERTS

The financial statements, incorporated by reference in this prospectus to our Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Montreal, Quebec, Canada, chartered accountants, given on the authority of the said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

As a corporation incorporated under the CBCA, we may indemnify our directors and officers. In general, the CBCA provides that one of our directors or officers may be indemnified by us against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment if (i) he or she acted honestly and in good faith with a view to our best interests and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The directors have entered into agreements with us providing for indemnification as permitted by the CBCA.

The right to indemnification is more limited, however, where directors and officers are sued by us or on our behalf by a shareholder. In those cases, we may, with the approval of a court, indemnify a director or officer against all costs, charges and expenses reasonably incurred by him or her but not the amount of the judgment or settlement of an action, provided he or she fulfills the conditions of (i) and (ii) above. A director or officer must be indemnified for costs, charges and expenses reasonably incurred by him or her if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfills the conditions of (i) and (ii) above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 of the United States of America may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We carry insurance covering liability, including defense costs, of our directors and officers and all subsidiaries incurred as a result of acting as such directors and officers, provided he or she acted honestly and in good faith with a view to our best interests or those of the relevant subsidiary.

In respect of indemnity payments made by us to a director or officer for a claim covered by the liability insurance, we will be reimbursed for such payments (subject to the deductible and policy limit) by our insurers.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus forms a part, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, that registers the Common Shares to be issued under the DRP and the SPP. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our Common Shares. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information, or obtain copies of this information by mail at prescribed rates, from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statement, and other information about issuers, like us, that file electronically with the SEC. The address of that site is sec.gov. Our address on the world wide web is alcan.com. Information contained in or otherwise accessible through these websites is not a part of this prospectus. All references in this prospectus to these Internet sites are inactive textual references to a URL, or "uniform resource locator," and are for your informational reference only.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about us and our financial condition.

    1.   Our Annual Report on Form 10-K for the year ended December 31, 2000;

    2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

    3. Our Current Reports on Form 8-K dated January 11, 2001, February 19, 2001 and February 26, 2001.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document. You can obtain these documents by requesting them by telephone from CIBC Mellon at (416) 643-5500 or toll free throughout North America 1-800-387-0825 or in writing at the following address:

                            P.O. Box 7010
                            Adelaide Street Postal Station
                            Toronto, Ontario, Canada
                            M5C 2W9
                            Inquiries@cibcmellon.com

Proxy circulars, annual reports and other information concerning us can also be inspected at the following places:

      Alberta Securities Commission               10025 Jasper Avenue
                                                  20th Floor
                                                  Edmonton, Alberta
                                                  T5J 3Z5

      British Columbia Securities Commission      Pacific Center
                                                  701 West Georgia Street
                                                  12th Floor
                                                  Vancouver, British Columbia
                                                  V7Y 1L2

      Commission des valeurs mobilieres du        Tour de la Bourse
        Quebec                                    800 Square Victoria
                                                  C.P. 246, 22ieme etage
                                                  Montreal, Quebec
                                                  H4Z 1G3

      Manitoba Securities Commission              1130-405 Broadway Avenue
                                                  Winnipeg, Manitoba
                                                  R3C 3L6

      Newfoundland Securities Commission          2nd Floor, West Block
                                                  Confederation Building
                                                  P.O. Box 8700
                                                  St. John's, Newfoundland
                                                  A1B 4J6

      Nova Scotia Securities Commission           Joseph Howe Building
                                                  1690 Hollis Street
                                                  P.O. Box 458, 2nd Floor
                                                  Halifax, Nova Scotia
                                                  B3J 2P8

      Ontario Securities Commission               20 Queen Street West
                                                  P.O. Box 55, 19th Floor
                                                  Toronto, Ontario
                                                  M5H 3S8

      Saskatchewan Securities Commission          Chateau Towers
                                                  #800-1920 Broad Street
                                                  Regina, Saskatchewan
                                                  S4P 3V7

      The Toronto Stock Exchange                  The Exchange Tower
                                                  130 King Street West
                                                  Toronto, Ontario
                                                  M5X 1J2

We have not authorized anyone to give any information or make any representation about the DRP, the SPP or us that is different from, or in addition to, that contained in this document or in any of the materials incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Securities and Exchange Commission registration fee            $17,792.66
       Blue Sky Fees*                                                   4,000.00
       Accounting fees*                                                15,000.00
       Legal fees*                                                     30,000.00
       Miscellaneous*                                                     560.00
         Total  *                                                      67,352.66

    *  Estimated

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Canada Business Corporations Act (the "Act"), the governing act to which Alcan Inc. (the "Corporation") is subject, provides that, (1) a Corporation may indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation's request as a Director or Officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2) A Corporation may advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he does not fulfil the following conditions:

(3) A Corporation may not indemnify an individual, unless the individual

(a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

(4) A Corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the Corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

(5) Despite paragraph (1), an individual referred to in paragraph (1) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Corporation or other entity as described in paragraph (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in paragraph (3).

The Directors' Standing Resolution pertaining to indemnification of Directors and Officers of the Corporation represents, in general terms, the extent to which Directors and Officers may be indemnified by the Company under the Act. This resolution provides as follows:

"17. INDEMNITY

Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation's request as a Director or Officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2) ADVANCE OF COSTS -- The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) LIMITATION -- The Corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation also has an insurance policy covering Directors and Officers of the Corporation and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Corporation or its subsidiaries."

ITEM 16. EXHIBITS

5.1  Opinion of Roy Millington, as to the legality of securities.

10.1 Alcan Inc. Investment Plans for Shareholders set forth in full in Prospectus included as Part I of this Registration Statement.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Roy Millington (included in Exhibit 5.1).

24 Powers of Attorney.

ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on the 25th day of February, 2002.

                                                      ALCAN INC.


                                     By:  /s/Travis Engen
                                        ----------------------------------------
                                         (President and Chief Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                                    TITLE                        DATE

/s/ Travis Engen                                          Director, President and Chief        February 25, 2002
--------------------------------------------------------- Executive Officer
Travis Engen                                              (Principal Executive Officer)

*                                                         Director                             February 25, 2002
---------------------------------------------------------
W.R.C. Blundell

*                                                         Director                             February 25, 2002
---------------------------------------------------------
Clarence J. Chandran

*                                                         Director                             February 25, 2002
---------------------------------------------------------
Martin Ebner

*                                                         Chairman of the Board                February 25, 2002
---------------------------------------------------------
John R. Evans

                                                          Director                             February 25, 2002
--------------------------------------------------------
Willi Kerth

*                                                         Director                             February 25, 2002
---------------------------------------------------------
Brian M. Levitt

*                                                         Director                             February 25, 2002
---------------------------------------------------------
J.E. Newall

                                                         Director                              February 25, 2002
--------------------------------------------------------
Guy Saint-Pierre


*                                                        Director                              February 25, 2002
--------------------------------------------------------
Gerhard Schulmeyer

*                                                        Director                              February 25, 2002
--------------------------------------------------------
Paul M. Tellier

/s/ Geoffery Merszei                                     Executive Vice President and          February 25, 2002
-------------------------------------------------------- Chief Financial Officer
Geoffery Merszei                                         (Principal Financial Officer)

/s/ Richard Genest                                       Vice President and Controller         February 25, 2002
-------------------------------------------------------- (Principal Accounting Officer)
Richard Genest

*                                                        Authorized Representative in          February 25, 2002
-------------------------------------------------------- the United States of America
William H. Jairrels

*                                                        Authorized Representative in          February 25, 2002
-------------------------------------------------------- the United States of America
Gordon Becker

/s/ Roy Millington
--------------------------------------------------------
Roy Millington as Attorney-in-fact


                                  EXHIBIT INDEX

                                   Description

         EXHIBIT
           NO.                                                                                      PAGE

       5.1         Opinion of Roy Millington, as to the legality of securities.
       10.1        Alcan Inc. Investment Plans for Shareholders set forth in full in Prospectus included as Part I of this Registration Statement.
       23.1        Consent of PricewaterhouseCoopers LLP.
       23.2        Consent of Roy Millington (included in Exhibit 5.1).
       24.1        Powers of Attorney.